UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 21, 2023

AVANTAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-1718107
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Olympus Blvd, Suite 100

Dallas, Texas 75019

(Address of principal executive offices, including zip code)

(972) 870-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVTA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Avantax, Inc., a Delaware corporation (the “Company”), was held at 9:00 a.m. Central Time on November 21, 2023 in a virtual meeting format via live webcast (the “Special Meeting”). There was a total of 36,811,099 shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding and entitled to vote at the Special Meeting as of the close of business on October 13, 2023, the record date for the Special Meeting. At the Special Meeting, a total of 29,735,412 shares of Company Common Stock were present by means of remote communication or represented by proxy, or approximately 81% of the issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting, and, therefore, a quorum was present for the Special Meeting. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement, dated October 16, 2023 and first mailed to the Company’s stockholders on or about the date thereof, is set forth below:

Merger Agreement Proposal

As previously announced, on September 9, 2023, the Company entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) with Aretec Group, Inc., a Delaware corporation (“Parent”), and C2023 Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”). The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”), whereupon the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent.

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 81% of the outstanding shares of Company Common Stock entitled to vote thereon at the Special Meeting voted in favor of the proposal. The votes on this proposal were as follows:

For	Against	Abstain
29,664,256	33,616	37,540

Non-Binding Compensation Advisory Proposal

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on, or otherwise relates to, the Merger. Approximately 85% of the total number of shares of Company Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on the proposal were voted in favor of the proposal. The votes on this proposal were as follows:

For	Against	Abstain
25,207,442	4,186,832	341,137

Adjournment Proposal

Because stockholders holding not less than 51% of the outstanding shares of Company Common Stock entitled to vote thereon at the Special Meeting approved the proposal to adopt the Merger Agreement, the proposal to adjourn the Special Meeting from time to time to a later date or time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, was rendered moot and was not called for a vote at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANTAX, INC.
(Registrant)

Date: November 21, 2023	By:	/s/ Marc Mehlman
Name: Marc Mehlman Title: Chief Financial Officer and Treasurer